Exhibit 10.4

SIXTH AMENDMENT

TO THE

SAN JOSE WATER COMPANY CASH BALANCE

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

(Amended and Restated on January 25, 2012, Effective as of January 1, 2012, and As Further Amended October 30, 2013, January 31, 2014, November 15, 2016, November 6, 2017 and October 24, 2018)

WHEREAS, San Jose Water Company (the “Company”) maintains the San Jose Water Company Cash Balance Executive Supplement Retirement Plan (the “Cash Balance SERP”);

WHEREAS, SJW Group, the parent of the Company, is party to a merger agreement pursuant to which it will acquire Connecticut Water Service, Inc. and Connecticut Water Service, Inc. will become a subsidiary of SJW Group (the “Merger”);

WHEREAS, the Company wishes to amend the Cash Balance SERP to clarify that only employees of the Company are eligible to participate; and

WHEREAS, Section 8.1 of the Cash Balance SERP permits the Board of Directors to amend the Cash Balance SERP;

NOW, THEREFORE, the Cash Balance SERP is hereby amended as follows effective as of the closing of the Merger:

1. Section 1.14 is amended to read as follows (deletions shown in ~~strikethrough~~, additions in bold italics):

Eligible Employee. The term “Eligible Employee” means any officer of the Company ~~or any other Employee~~ who:

(a) first commences status as an Employee of the Company on or after March 31, 2008.

(b) is part of a select group of management or an otherwise highly compensated employee, as determined by the Committee in accordance with applicable ERISA standards, and

(c) is not, and never has been, a participant in the San Jose Water Company ~~Supplemental~~ Executive Supplemental Retirement Plan.

2. Except as expressly modified by this Sixth Amendment, all the terms and provisions of the Cash Balance SERP shall continue to remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 9th day of October, 2019.

SAN JOSE WATER COMPANY

By:	/s/ Eric W. Thornburg
Eric W. Thornburg
Chief Executive Officer and Chairman of the Board of Directors